UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 7, 2019

Luboa Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-199210	90-1007098
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, Area A, #59 Longjing 2nd Rd, Baocheng Block 3, Baoan District, Shenzhen, China 518000

(Address of principal executive offices)

(86) 18304043465

(Registrant’s telephone number, including area code)

3 F., No. 102, Boai 2nd Road

Zuoying District

Kaohsiung City 813, Taiwan

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On January 7, 2019, as a result of a private transactions, 9,000,000 shares of common stock (the “Shares”) of Luboa Group, Inc. (the “Company”), has been transferred from Hsin-Nan Lin to the Purchasers listed on Exhibit 99.2 (the “Purchasers”). Furthermore, our chief financial officer and our member of board of directors, Chien-Hui Lin and Ta-Chin Lin sold their shareholding of 1,000,000 shares and 799,000 shares respectively to Mr. Jiang Feng. As a result, Mr. Jiang Feng becoming a 75.75% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and becoming the controlling shareholder. The aggregate consideration paid for the Shares, which represent 93.09% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $387,434.50. The consideration per share was $0.035876887. The source of the cash consideration for the Shares was personal funds of the Purchasers and Mr. Jiang Feng. In connection with the transaction, Hsin-Nan Lin, Chien-Hui Lin and Ta-Chin Lin released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on January 7, 2019, the existing director and officer resigned immediately. Accordingly, (i) Hsin-Nan Lin, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, President, Secretary and a Director, (ii) Chien-Hui Lin, serving as an officer, ceased to be the Company’s Chief Financial Officer and Treasurer, and (iii) Ta-Chin Lin, serving as a director, ceased to be a Director. At the effective date of the transfer, Mr. Jiang Feng consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Jiang Feng, age 50, graduated from Liaoning Technical University with a bachelor degree in Open-pit Mining in 1989. Mr. Jiang had served in different mining companies in China since his graduation, from an assistant engineer of an open-pit mine to currently a chief engineer.

From April 2013 to May 2017, Mr. Jiang worked at Gaoping Guosheng Energy Development Co., Ltd., as a chief engineer. He was responsible for the calculation of the mining output. Since June 2017, Mr. Jiang has provided service to Shenyang Guanchen Trading Co., Ltd., as a general manager. He is responsible for the management and strategic planning of the company, in order to develop the business further with his network.

After nearly 30 years’ experience in planning and management work, Mr. Jiang has been appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF LUBOA GROUP, INC.
99.2	STOCK PURCHASE AGREEMENT, DATED NOVEMBER 30, 2018, BY AND AMONG HSIN-NAN LIN, THE PURCHASERS, AND THE COMPANY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2019

Luboa Group, Inc.

/s/ Jiang Feng
By:	Jiang Feng
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF LUBOA GROUP, INC.
99.2	STOCK PURCHASE AGREEMENT, DATED NOVEMBER 30, 2018, BY AND AMONG HSIN-NAN LIN, THE PURCHASERS, AND THE COMPANY.